DERIVED INFORMATION [2/6/06]

[$1,375,500,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$1,389,500,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2006-3

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-127872. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this preliminary free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the free writing prospectus provided to you prior to the time you enter into a contract of sale. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

INVESTEC STRATIFICATION REQUIREMENTS

Deal Name	HEAT 2006-3
Originator
Issuer
Largest Servicer %
Servicer Ranking
Orig. Ranking
FICO AVE	627
1st Lien	96.0
LTV	80.3
CA	23.8
IO	22.2
MTA	22

For each of top 5 states

Top 5 States
		WA Loan		WA			Full	Stated	Limited
State	Principal	Balance	%	FICO	WA LTV	WA DTI	Doc %	Doc %	Doc %
California	$330,164,717	$303,182	23.83%	639	77.8%	42.5%	66.3%	22.6%	11.0%
Florida	$146,214,911	$177,230	10.55%	622	79.8%	42.0%	64.5%	19.9%	15.5%
Maryland	$70,831,355	$199,525	5.11%	618	79.3%	40.9%	87.1%	10.2%	2.6%
Arizona	$65,644,722	$185,962	4.74%	625	78.2%	40.4%	74.7%	16.2%	9.1%
Illinois	$59,717,951	$163,611	4.31%	627	81.0%	41.0%	69.5%	18.8%	11.7%

For Low Doc Loans

Low Doc
		WA Loan		WA
Documentation Level	Principal	Balance	%	FICO	WA LTV	WA DTI
STATED DOC	$225,263,431	$206,474	63.19%	643	77.60%	42.20%
REDUCED DOC	$130,258,131	$224,196	36.54%	644	80.80%	42.20%
NO DOC	$952,841	$119,105	0.27%	630	62.40%	34.20%

Low Doc State Breakout
State	Principal	%
Alabama	$1,201,952	0.34%
Alaska	$1,637,972	0.46%
Arizona	$16,638,445	4.67%
Arkansas	$90,485	0.03%
California	$111,335,093	31.23%
Colorado	$4,865,660	1.36%
Connecticut	$3,705,444	1.04%
Delaware	$729,642	0.20%
District of Columbia	$779,141	0.22%
Florida	$51,950,101	14.57%
Georgia	$4,963,814	1.39%
Idaho	$870,051	0.24%
Illinois	$18,198,434	5.11%
Indiana	$1,259,503	0.35%
Iowa	$717,280	0.20%
Kansas	$680,908	0.19%
Kentucky	$1,005,073	0.28%
Louisiana	$1,325,023	0.37%
Maine	$984,546	0.28%
Maryland	$9,119,936	2.56%
Massachusetts	$5,555,455	1.56%
Michigan	$6,247,917	1.75%
Minnesota	$3,672,155	1.03%
Mississippi	$1,174,413	0.33%
Missouri	$3,002,968	0.84%
Montana	$651,661	0.18%
Nebraska	$165,640	0.05%
Nevada	$11,050,289	3.10%
New Hampshire	$905,825	0.25%
New Jersey	$12,339,048	3.46%
New Mexico	$1,694,799	0.48%
New York	$13,664,544	3.83%
North Carolina	$4,764,313	1.34%
North Dakota	$268,040	0.08%
Ohio	$2,530,838	0.71%
Oklahoma	$2,910,109	0.82%
Oregon	$6,497,530	1.82%
Pennsylvania	$5,740,516	1.61%
Rhode Island	$1,096,936	0.31%
South Carolina	$933,385	0.26%
Tennessee	$2,317,636	0.65%
Texas	$11,418,308	3.20%
Utah	$1,352,834	0.38%
Vermont	$154,630	0.04%
Virginia	$7,910,364	2.22%
Washington	$13,580,469	3.81%
West Virginia	$435,370	0.12%
Wisconsin	$2,379,909	0.67%

For IO loans

IO
		WA Loan		WA			Full	Stated	Limited
IO Term	Principal	Balance	%	FICO	WA LTV	WA DTI	Doc %	Doc %	Doc %
24	$4,389,519	$243,862	1.43%	633	75.4%	41.8%	58.4%	20.0%	21.6%
36	$293,500	$146,750	0.10%	628	83.3%	47.1%	68.0%	0.0%	32.0%
60	$298,361,501	$269,523	96.91%	651	80.3%	42.4%	72.8%	15.5%	11.7%
120	$4,828,445	$241,422	1.57%	660	82.3%	40.8%	30.8%	24.0%	43.7%

IO State Breakout
State	Principal	%
Alabama	$392,540	0.13%
Alaska	$171,200	0.06%
Arizona	$23,752,334	7.71%
Arkansas	$384,900	0.13%
California	$127,363,097	41.37%
Colorado	$8,138,648	2.64%
Connecticut	$2,551,800	0.83%
Delaware	$790,455	0.26%
District of Columbia	$3,098,000	1.01%
Florida	$21,382,343	6.95%
Georgia	$5,383,324	1.75%
Hawaii	$867,559	0.28%
Idaho	$624,320	0.20%
Illinois	$5,503,652	1.79%
Indiana	$842,976	0.27%
Iowa	$92,800	0.03%
Kansas	$480,720	0.16%
Kentucky	$836,772	0.27%
Louisiana	$846,205	0.27%
Maine	$104,000	0.03%
Maryland	$16,428,362	5.34%
Massachusetts	$3,415,487	1.11%
Michigan	$764,719	0.25%
Minnesota	$3,318,872	1.08%
Mississippi	$539,502	0.18%
Missouri	$2,630,230	0.85%
Montana	$173,520	0.06%
Nevada	$13,997,206	4.55%
New Hampshire	$673,600	0.22%
New Jersey	$4,628,200	1.50%
New Mexico	$1,323,125	0.43%
New York	$8,229,058	2.67%
North Carolina	$2,250,050	0.73%
Ohio	$3,039,197	0.99%
Oklahoma	$1,015,932	0.33%
Oregon	$6,813,410	2.21%
Pennsylvania	$2,086,100	0.68%
Rhode Island	$545,200	0.18%
South Carolina	$1,354,750	0.44%
South Dakota	$231,200	0.08%
Tennessee	$1,596,830	0.52%
Texas	$3,571,380	1.16%
Utah	$972,100	0.32%
Virginia	$11,372,687	3.69%
Washington	$11,969,148	3.89%
West Virginia	$477,635	0.16%
Wisconsin	$745,419	0.24%
Wyoming	$102,400	0.03%

FICO Strat- ifications

	Property Type	<500	501-525	526-550	551-575	576-600	601-625	626-650	651-675	676-700	>700
	Single Family Residence	3,642,144.97	21,195,964.72	53,619,747.11	114,158,702.93	189,046,392.47	229,252,767.20	238,020,649.03	155,400,323.37	85,511,007.47	90,050,043.41
	Condo	177,260.43	792,421.54	1,502,558.51	5,175,181.82	7,420,874.59	13,194,204.18	12,625,917.79	11,599,710.65	9,162,374.22	7,817,952.15
	2 Family	-	480,870.07	2,752,772.05	4,852,459.64	4,648,121.06	8,096,292.87	10,220,768.86	7,336,619.14	4,543,719.12	4,488,004.22
	3-4 Family	-	-	-	1,217,437.52	408,001.98	1,324,431.79	3,233,540.77	1,707,267.02	1,901,280.88	250,096.72
	PUD	-	1,141,206.23	4,740,399.46	6,649,740.73	7,411,550.23	12,850,344.02	16,526,882.72	14,906,474.54	7,267,286.12	7,137,185.26

Occupancy Status	<500	501-525	526-550	551-575	576-600	601-625	626-650	651-675	676-700	>700
Investor Properties	179,863.13	294,276.13	876,535.35	2,817,177.92	2,843,435.07	5,430,973.45	10,170,072.15	5,535,145.09	6,307,856.20	3,520,562.95
Owner Occupied	3,639,542.27	23,291,222.99	61,295,525.38	128,911,397.70	205,699,052.16	257,034,147.05	268,870,072.96	184,744,218.41	100,998,908.17	103,413,629.80

Loan Purpose	<500	501-525	526-550	551-575	576-600	601-625	626-650	651-675	676-700	>700
Purchase	560,538.98	2,993,339.14	6,859,505.50	19,519,145.31	55,154,055.70	95,160,370.94	122,215,116.18	92,027,617.97	55,542,461.62	65,240,128.63
Refinance (Non cash out)	433,293.94	1,324,958.48	3,016,860.11	5,611,664.87	10,248,069.83	17,733,919.30	18,415,247.24	11,594,823.15	7,429,342.06	5,162,223.71
Cash out	2,825,572.48	19,292,164.94	52,739,111.52	106,922,712.46	143,532,814.80	151,823,749.82	139,997,395.75	87,327,953.60	45,413,864.13	39,340,929.42

Documentation Level	<500	501-525	526-550	551-575	576-600	601-625	626-650	651-675	676-700	>700
Full Doc	3,353,894.31	19,909,901.93	51,222,758.97	109,979,397.40	173,499,691.42	208,147,317.83	205,911,708.37	127,507,420.29	66,924,886.33	62,527,571.10
Not Full Doc	465,511.09	3,700,560.63	11,392,718.16	22,074,125.24	35,435,248.91	56,570,722.23	74,716,050.80	63,442,974.43	41,460,781.48	47,215,710.66

Lien Level	<500	501-525	526-550	551-575	576-600	601-625	626-650	651-675	676-700	>700
First Lien	3,749,540.44	23,589,535.30	62,585,146.67	131,914,401.51	199,263,215.22	251,212,830.00	267,306,158.52	180,556,387.40	103,532,985.01	106,300,578.19
Second Lien	69,864.96	20,927.26	30,330.46	139,121.13	9,671,725.11	13,505,210.06	13,321,600.65	10,394,007.32	4,852,682.80	3,442,703.57

Loan to Value	<500	501-525	526-550	551-575	576-600	601-625	626-650	651-675	676-700	>700
<= 55	459,792.40	1,864,714.50	4,350,878.32	7,091,529.06	5,370,534.52	6,847,656.28	5,170,382.53	3,076,929.57	2,023,437.60	3,335,710.76
56-60	-	1,192,565.50	2,978,558.78	7,194,210.91	4,945,074.65	4,647,466.18	4,602,172.10	1,815,825.58	1,814,467.99	2,206,076.36
61-65	579,806.96	1,322,485.08	4,701,612.65	8,616,128.37	9,358,139.63	9,826,800.92	6,212,117.63	3,861,337.96	2,668,909.92	1,330,306.59
66-70	1,001,036.30	4,347,154.24	8,484,754.62	12,677,921.51	17,450,615.31	14,891,186.64	9,228,969.84	5,543,561.86	2,362,568.98	4,681,134.60
71-75	485,745.40	5,279,987.10	12,308,310.53	19,551,535.04	19,768,376.33	17,284,211.82	14,131,818.92	10,183,924.57	6,514,924.63	6,083,414.56
76-80	534,162.50	7,029,120.67	16,016,304.63	30,233,926.37	61,080,488.36	99,908,923.51	137,581,434.82	99,819,825.06	58,831,675.99	66,568,426.72
81-85	421,561.43	2,463,546.97	9,319,651.41	18,033,601.08	30,794,303.84	27,012,745.46	23,558,057.03	14,675,685.86	8,139,454.67	5,328,214.35
86-90	267,435.45	89,961.24	4,425,075.73	25,112,342.88	44,083,457.68	53,654,399.03	48,906,159.81	31,303,309.14	15,254,053.67	11,559,205.60
91-95	15,953.03	-	-	3,345,317.64	6,382,210.86	10,582,423.70	12,653,540.97	7,743,403.22	4,605,692.34	4,333,190.69
96-100	53,911.93	20,927.26	30,330.46	197,009.78	9,701,739.15	20,062,226.52	18,583,105.52	12,926,591.90	6,170,482.02	4,317,601.53
>100	-	-	-	-	-	-	-	-	-	-

Loan Size	<500	501-525	526-550	551-575	576-600	601-625	626-650	651-675	676-700	>700
$0 - $50,000	531,372.12	667,347.40	1,488,105.46	1,931,850.10	7,954,322.36	9,654,151.27	8,167,821.15	4,997,337.56	1,861,073.85	1,966,432.49
$50,000 - $100,000	1,113,439.16	3,847,100.83	8,047,146.75	13,826,289.39	22,287,919.88	26,261,129.18	25,105,155.04	14,193,266.85	8,188,452.22	7,165,267.70
$100,000 - $150,000	758,200.17	5,740,119.15	11,127,620.45	23,522,484.33	34,611,527.41	45,396,544.76	43,383,901.21	23,726,996.07	12,686,873.91	10,275,772.78
$150,000 - $200,000	549,679.11	4,072,469.03	11,970,626.12	28,844,924.43	36,451,667.54	42,389,140.47	42,700,472.51	31,165,394.12	15,117,521.97	13,009,434.30
$200,000 - $250,000	199,922.88	3,973,956.92	9,108,144.83	18,414,214.33	25,951,872.15	31,842,386.61	38,728,152.58	24,279,376.09	13,906,794.63	10,384,947.97
$250,000 - $300,000	267,435.45	2,180,394.03	6,346,787.74	15,367,857.83	23,431,553.77	24,010,918.12	29,743,728.22	18,104,675.19	11,993,649.47	11,697,446.11
$300,000 - $350,000	-	309,882.19	6,126,223.76	10,078,861.01	18,786,417.64	15,193,711.85	23,623,539.20	15,905,002.54	6,959,320.26	11,468,069.75
> $350,000	399,356.51	2,819,193.01	8,400,822.02	20,067,041.22	39,459,659.58	69,970,057.80	69,174,989.26	58,578,346.30	37,671,981.50	43,775,910.66
Average	88,823.38	136,476.66	155,373.39	165,480.60	147,552.92	156,545.26	166,150.24	179,296.15	190,819.84	210,639.70